Exhibit 31.1

CERTIFICATION

I, Shane Torchiana, certify that:

1.I have reviewed this Amendment No. 1 on Form 10-K/A to the Annual Report on Form 10-K of Bird Global, Inc.; and

2.Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 28, 2023                    By:     /s/ Shane Torchiana
    Shane Torchiana
    Chief Executive Officer
    (Principal Executive Officer)

4876-0300-5024v1/107426-0001

4876-0300-5024v1/107426-0001